As filed with the Securities and Exchange Commission on August 24, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0266089
(State of Incorporation)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121
(858) 552-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ginger L. Graham
Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Tel:  (858) 552-2200
Fax:  (858) 552-2212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lloyd A. Rowland

Vice President, Legal, General Counsel,
Secretary and Chief Compliance Officer

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

Tel:  (858) 552-2200

Fax:  (858) 552-1936

Thomas A. Coll, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the follow box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Per Price Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	180,010 shares	$45.07	$8,113,050.70	$869.00

(1)       Represents the maximum number of shares of our common stock, par value $0.001 per share, issuable as payment of the make-whole payment upon redemption of our 2.25% convertible senior notes due June 30, 2008.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, we are also registering an indeterminable number of shares of common stock as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)       Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low sales prices of our common stock on August 23, 2006, as reported on The Nasdaq Global Market.

PROSPECTUS	August 24, 2006

180,010 SHARES

COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of up to 180,010 shares of Amylin Pharmaceuticals, Inc. common stock held by the selling stockholders listed on page 2 of this prospectus.  In June and July 2003, the selling stockholders purchased our 2.25% convertible senior notes due June 30, 2008 in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended.  In July 2006 we called all of the notes for redemption on August 24, 2006.  In connection with the redemption, we are required to make an additional payment, referred to as the make-whole payment, on the redeemed notes equal to $112.94 per $1,000 principal amount of the notes redeemed, less interest actually paid or accrued and unpaid on the notes.  In connection with the redemption, we are also required to make a make-whole payment on notes that were converted into common stock after July 25, 2006 and prior to redemption equal to $112.94 per $1,000 principal amount of the notes converted, less interest actually paid on the notes.  We have the option to pay the make-whole payments in cash or in shares of our common stock, and have elected to pay the make-whole payments in shares of our common stock.  This prospectus may be used by the selling stockholders to resell the common stock issuable as payment of the make-whole payments. We will not receive any proceeds from the sale of the shares by the selling stockholders.

The common stock may be offered and sold from time to time pursuant to this prospectus by the selling stockholders or by their transferees, pledgees, donees, or successors, all of which we refer to as selling stockholders. The common stock may be sold by the selling stockholders directly to purchasers or through underwriters, broker-dealers or agents. If required, at the time of a particular offering of common stock by a selling stockholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers. The selling stockholders will receive all of the net proceeds from the sale of the common stock and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. We are responsible for the payment of other expenses incident to the registration of the common stock. The selling stockholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profit they earn on any sale of the common stock may be deemed to be underwriting compensation under the Securities Act of 1933, as amended.

Our common stock trades on The Nasdaq Global Market under the symbol “AMLN.”  On August 23, 2006, the last reported sale price of our common stock was $44.57 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, information from other documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of our common stock.

PROSPECTUS SUMMARY

Amylin Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of innovative medicines to improve the lives of people with diabetes, obesity and cardiovascular disease. We have two approved products, BYETTA® (exenatide) injection and SYMLIN® (pramlintide acetate) injection, two late-stage programs and multiple early-stage programs.

BYETTA is the first and only approved medicine in a new class of compounds called incretin mimetics. We began selling BYETTA in the United States in May 2005 for the treatment of patients with type 2 diabetes who are taking metformin and/or sulfonylurea, two common oral therapies, but have not achieved adequate glycemic control.

We have an agreement with Eli Lilly and Company, or Lilly, for the global development and commercialization of exenatide. This agreement includes BYETTA and any long-acting release formulations of exenatide such as exenatide LAR. Under the terms of the agreement, operating profits from products sold in the United States are shared equally between Lilly and us and operating profits from products sold outside of the United States will be split 80% to Lilly and 20% to us. Lilly has primary responsibility for developing and commercializing BYETTA outside of the United States, including any sustained release formulations of exenatide.

SYMLIN is the first and only approved medicine in a new class of compounds called amylinomimetics. We began selling SYMLIN in the United States in April 2005 for the treatment of patients with either type 2 or type 1 diabetes who are treated with mealtime insulin but who have not achieved adequate glycemic control.

We have a field force in excess of 400 people, which we are currently increasing to approximately 550, dedicated to marketing BYETTA and SYMLIN in the United States. Lilly also co-promotes BYETTA in the United States. Our field force includes our specialty and primary care sales forces, a managed care and government affairs organization, a medical science organization and diabetes care specialists.

In addition to our marketed products, our development pipeline includes late-stage programs for diabetes and obesity, and a phase 2 proof of concept program for cardiovascular disease.

In diabetes, we are working with Alkermes, Inc. and Lilly to develop a long-acting release (LAR) formulation of BYETTA, which we refer to as exenatide LAR, to enable once-weekly administration of exenatide for the treatment of type 2 diabetes. In March 2006, following discussions with the United States Food and Drug Administration, or FDA, we initiated a long-term comparator clinical study of exenatide LAR in patients with type 2 diabetes. This study is designed to generate the type of safety and efficacy data that could form the basis of a new drug application. The 30-week open label, non-inferiority study will assess whether once-weekly exenatide LAR is at least as effective in improving glucose control as twice-daily BYETTA.

We have multiple early stage programs for diabetes and obesity and plan to introduce three new drug candidates into clinical development in 2006. We also maintain an active discovery research program focused on novel peptide therapeutics, and are actively seeking to in-license additional drug candidates.

Our principal executive offices are located at 9360 Towne Centre Drive, San Diego, California 92121. Our phone number is (858) 552-2200.  We were incorporated in Delaware in September 1987. We maintain a website at www.amylin.com. The reference to our worldwide web address does not constitute incorporation by reference of the information contained on our website. Our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and all amendments to those reports that we file with the Securities and Exchange Commission, or SEC, are currently available free of charge to the general public through our website at www.amylin.com. These reports are accessible on our website at a reasonably practicable time after being filed with the SEC.

References in this prospectus to “Amylin,” “we,” “us,” and “our” are to Amylin Pharmaceuticals, Inc. and its subsidiaries. The term “you” refers to a prospective investor.  This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

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RISK FACTORS

An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of the risks or uncertainties described in our periodic reports filed with the SEC or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and any applicable prospectus supplement could decline, and you might lose all or part of your investment.  Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “will,” “could,” “may,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus. The key factors that could cause actual results to differ materially from the forward-looking statements include:

•                  risks and uncertainties regarding the commercialization of BYETTA and/or SYMLIN, including government and commercial reimbursement and pricing decisions, the pace of market acceptance and any issues related to manufacturing and supply;

•                  risks that BYETTA and/or SYMLIN may not prove to be important new therapeutic options or may be affected by unexpected new data or technical issues;

•                  risks and uncertainties regarding the drug discovery and development process, including whether the LAR version of BYETTA will receive regulatory approvals or prove to be commercially successful;

•                  dependence on third party service providers and manufacturers of our products;

•                  scientific and technological uncertainties regarding our product candidates;

•                  risks and uncertainties regarding the adequacy of our clinical trial processes and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

•                  risks associated with timing of clinical trials for our drug candidates;

•                  risks associated with timing of regulatory approval of our label expansion requests or our product candidates by the FDA and other regulatory agencies;

•                  developments or changes in our relationships with current or future collaborative partners; and

•                  our ability to raise additional needed capital or consummate strategic or corporate partner transactions on favorable terms or at all.

Because the factors referred to above, as well as the risk factors discussed on page 1 of this prospectus and the factors included in the documents incorporated by reference in this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. You should read these factors and the other cautionary statements we make in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. Moreover, additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

In June and July 2003, the selling stockholders identified below purchased our 2.25% convertible senior notes due June 30, 2008 in a private placement in reliance on an exemption from registration under the Securities Act.  In July 2006 we called all of the notes for redemption on August 24, 2006.  In connection with the redemption, we are required to make an additional payment, referred to as the make-whole payment, on the redeemed notes equal to $112.94 per $1,000 principal amount of the notes redeemed, less interest actually paid or accrued and unpaid on the notes.  In connection with the redemption, we are also required to make a make-whole payment on notes that were converted into common stock after July 25, 2006 and prior to redemption equal to $112.94 per $1,000 principal amount of the notes converted, less interest actually paid on the notes.  We have the option to pay the make-whole payments in cash or in shares of our common stock, and have elected to pay the make-whole payments in shares of our common stock.  We are registering for resale shares of our common stock issued to the selling stockholders as payment of the make-whole payments.  Selling stockholders, which term includes their transferees, pledgees, donees or their successors, may from time to time offer and sell the common stock pursuant to this prospectus or any applicable prospectus supplement.

The table below presents information regarding the selling stockholders and the shares that they own and may offer and sell from time to time under this prospectus.  This table is prepared based in part on information supplied to us by the selling stockholders identified below and we have not sought to verify such information.  This table only reflects information regarding selling stockholders who have provided us with such information. We expect that we will update this table as we receive more information from selling stockholders who have not yet provided us with their information. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.  Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

The number of shares in the column “Shares Beneficially Owned Prior to Offering” reflects shares held by each selling stockholder prior to the initial offering of shares underlying their notes.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus; other shares being offered by the selling stockholders as a part of this offering are being sold by the selling stockholders under separate prospectuses.  The number of shares in the column “Shares Beneficially Owned After Offering” assumes that the selling stockholders will sell all of the shares being sold in this offering, including all of the shares offered by this prospectus and all of the shares offered by such separate prospectuses.  However, because the selling stockholders may offer from time to time all or some of their shares under this prospectus or other prospectuses, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales.  Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Based upon information provided by the selling stockholders, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

Except where disclosure is included in the table below regarding natural persons exercising voting and dispositive power over the shares held by selling stockholders, each selling stockholder has represented to us that it is a publicly-held entity, or a subsidiary thereof, or an investment company registered under the Investment Company Act of 1940, or a subsidiary thereof.

In addition, except as indicated in the table below, each selling stockholder has represented to us that it is not, nor is it affiliated with, a registered broker-dealer.

	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being	Shares Beneficially Owned After Offering(1)
Selling Stockholders	Number	Percent	Offered	Number	Percent
Topanga XI(2)	—	*	1,587	—	*
ING Convertible Fund	—	*	1,018	—	*
ING VP Convertible Portfolio	—	*	10	—	*
Peoples Benefit Life Insurance Company Teamsters	—	*	1,028	—	*
St. Albans Partners Ltd.	—	*	4,114	—	*
Yield Strategies Fund I, L.P.	—	*	3,600	—	*
Yield Strategies Fund II, L.P.	—	*	3,600	—	*
Putnam Convertible Income — Growth Trust(3)	—	*	4,628	—	*
Hourglass Master Fund, Ltd.(4)	—	*	9,257	—	*
Ritchie Beech Trading, Ltd.(4)	—	*	874	—	*
ARBCO Associates, L.P.(5)	—	*	257	—	*
Kayne Anderson Income Partners, L.P.(5)	—	*	72	—	*
Farbitrage Partners(5)	—	*	257	—	*
Kayne Anderson Capital Income Partners (Q.P.), L.P.(5)	—	*	442	—	*
Wolverine Asset Management, LLC(6)	—	*	3,298	—	*
Xavex Convertible Arbitrage #5(7)	—	*	1,028	—	*
Guggenheim Portfolio Co. XV, LLC(7)	—	*	1,028	—	*
RCG Latitude Master Fund, Ltd.(8)	—	*	7,740	—	*
Ramius Capital Group, LLC(8)	—	*	1,028	—	*
Ramius Partners II, L.P.(8)	—	*	257	—	*
RCG Multi Strategy Master Fund, Ltd.(8)	—	*	1,028	—	*
Ramius Master Fund, Ltd.(8)	—	*	7,740	—	*
Ramius, L.P.(8)	—	*	102	—	*
RCG Baldwin, L.P.(8)	—	*	617	—	*
Wilmington Trust Co. as owner and trustee for the Forrestal Funding Master Trust(9)	—	*	15,429	—	*
Xavex Convertible Arbitrage 10 Fund(10)	—	*	102	—	*
Argent Classic Convertible Arbitrage Fund L.P.(10)	—	*	1,234	—	*
Helix Convertible Arbitrage Global Master Fund L.P.(11)	—	*	1,028	—	*
Associated Electric & Gas Insurance Services Limited(12)	—	*	205	—	*
CNH CA Master Account, L.P.(13)	—	*	2,057	—	*
CFFX, LLC(14)	—	*	3,600	—	*
Wachovia Bank National Association	—	*	17,486	—	*
Geode U.S. Convertible Arbitrage Fund, a series of Geode Investors, LLC	—	*	2,057	—	*
Argent Classic Convertible Arbitrage Fund II L.P.(10)	—	*	411	—	*
KBC Financial Products (Cayman Islands) Ltd.(15)	—	*	4,114	—	*
JP Morgan Securities Inc.(16)	—	*	5,143	—	*
Deutsche Bank AG London(17)	—	*	24,018	—	*
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.(18)	—	*	3,908	—	*
Highbridge International LLC(19)	—	*	30,858	—	*
Goldman Sachs & Co.(20)	1,320,808	1.1%	2,571	1,320,808	1.1%
Alexandria Global Master Fund Ltd.(21)	—	*	3,085	—	*
M. Kingdon Offshore NV(22)	—	*	1,639	—	*
Kingdon Associates(22)	—	*	611	—	*
Kingdon Family(22)	—	*	128	—	*
Kingdon Partners(22)	—	*	192	—	*
UBS AG London f/b/o HFS(23)	72,779	*	2,057	72,779	*

*              Less than 1%

(1)          Percentages are based on 124,007,019 shares of our common stock that were outstanding on July 25, 2006.

(2)          Topanga XI is an affiliate of Banc of America Securities, LLC, a registered broker-dealer. Topanga XI has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(3)          Putnam Convertible Income—Growth Trust is an affiliate of Putnam Retail Management Limited Partnership, a registered broker-dealer. Putnam Convertible Income—Growth Trust has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(4)          John Barton is the managing member of Tablerock Fund Management, LLC, which serves as investment manager to Hourglass Master Fund, Ltd. and Ritchie Beech Trading, Ltd. Mr. Barton has sole voting and dispositive power over the shares held by Hourglass Master Fund, Ltd. and Ritchie Beech Trading, Ltd.

(5)          Richard A. Kayne is the managing partner of Kayne Anderson Capital Advisors, L.P., which is the general partner of ARBCO Associates, L.P., Kayne Anderson Income Partners, L.P., Farbitrage Partners and Kayne Anderson Capital Income Partners (Q.P.), L.P. Mr. Kayne has sole voting and dispositive power over the shares held by ARBCO Associates, L.P., Kayne Anderson Income Partners, L.P., Farbitrage Partners and Kayne Anderson Capital Income Partners (Q.P.), L.P. ARBCO Associates, L.P., Kayne Anderson Income Partners, L.P., Farbitrage Partners and Kayne Anderson Capital Income Partners (Q.P.), L.P. are affiliates of KA Associates, Inc., a registered broker-dealer. ARBCO Associates, L.P., Kayne Anderson Income Partners, L.P., Farbitrage Partners and Kayne Anderson Capital Income Partners (Q.P.), L.P. have represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(6)          Robert Bellick, Chris Gust and Eric Henschel share voting and dispositive power over the shares held by Wolverine Asset Management, LLC. Wolverine Asset Management, LLC is an affiliate of Wolverine Trading, LLC, a registered broker-dealer. Wolverine Asset Management, LLC has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(7)          Alex Adair is portfolio manager for Xavex Convertible Arbitrage #5 and Guggenheim Portfolio Co. XV, LLC. Mr. Adair has sole voting and dispositive power over the shares held by Xavex Convertible Arbitrage #5 and Guggenheim Portfolio Co. XV, LLC.

(8)          Alex Adair is portfolio manager for RCG Latitude Master Fund, Ltd., Ramius Capital Group, LLC, Ramius Partners II, L.P., RCG Multi Strategy Master Fund, Ltd., Ramius Master Fund, Ltd., Ramius, L.P. and RCG Baldwin, L.P. Mr. Adair has sole voting and dispositive power over the shares held by RCG Latitude Master Fund, Ltd., Ramius Capital Group, LLC, Ramius Partners II, L.P., RCG Multi Strategy Master Fund, Ltd., Ramius Master Fund, Ltd., Ramius, L.P. and RCG Baldwin, L.P. RCG Latitude Master Fund, Ltd., Ramius Capital Group, LLC, Ramius Partners II, L.P., RCG Multi Strategy Master Fund, Ltd., Ramius Master Fund, Ltd., Ramius, L.P. and RCG Baldwin, L.P. are affiliates of Ramius Securities, LLC, a registered broker-dealer. RCG Latitude Master Fund, Ltd., Ramius Capital Group, LLC, Ramius Partners II, L.P., RCG Multi Strategy Master Fund, Ltd., Ramius Master Fund, Ltd., Ramius, L.P. and RCG Baldwin, L.P. have represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(9)          Mark Kay Pupillo, as the trustee of Wilmington Trust Co., has sole voting and dispositive power over the shares held by Wilmington Trust Co. as owner and trustee for the Forrestal Funding Master Trust.

(10)    Bruce McMahan, Saul Schwartzman and John Gordon share voting and dispositive power over the shares held by Xavex Convertible Arbitrage 10 Fund, Argent Classic Convertible Arbitrage Fund L.P. and Argent Classic Convertible Arbitrage Fund II L.P.

(11)    Marko Budgyk and Bruce Elliot are managing directors of Helix Investment Partners, LLC, which serves as investment advisor to Helix Convertible Arbitrage Global Master Fund L.P. Mr. Budgyk and Mr. Elliot are also directors of Helix Investment Partners Cayman III Ltd., which is the general partner of Helix Convertible Arbitrage Global Master Fund L.P. Mr. Budgyk and Mr. Elliot share voting and dispositive power over the shares held by Helix Convertible Arbitrage Global Master Fund L.P.

(12)    Nick Calamos is the Chief Investment Officer and Head of Investments of Calamos Asset Management, which serves as investment advisor to Associated Electric & Gas Insurance Services Limited. Mr. Calamos has sole voting and dispositive power over the shares held by Associated Electric & Gas Insurance Services Limited.

(13)    Robert Krail, Mark Mitchell and Todd Pulvino are investment principals of CNH Partners, LLC, which serves as investment advisor to CNH CA Master Account, L.P. Mr. Krail, Mr. Mitchell and Mr. Pulvino share voting and dispositive power over the shares held by CNH CA Master Account, L.P.

(14)    Ilan Huberman has sole voting and dispositive power over the shares held by CFFX, LLC. CFFX, LLC is an affiliate of CFBD I, a registered broker-dealer. CFFX, LLC has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(15)    Ivan Rehder is the managing director of KBC Financial Products (Cayman Islands) Ltd. Mr. Rehder has sole voting and dispositive power over the shares held by KBC Financial Products (Cayman Islands) Ltd. KBC

Financial Products (Cayman Islands) Ltd. is an affiliate of KBC Financial Products USA Inc., a registered broker-dealer. KBC Financial Products (Cayman Islands) Ltd. has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(16)    JP Morgan Securities Inc. is a registered broker-dealer. JP Morgan Securities Inc. has represented to us that they did not receive the notes held by them as compensation for underwriting activities.

(17)    Deutsche Bank AG London is a registered broker-dealer. Deutsche Bank AG London has represented to us that they did not receive the notes held by them as compensation for underwriting activities.

(18)    Henry Cox and Thomas Marshall share voting and dispositive power over the shares held by Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.

(19)    Glenn Dubin and Henry Swieca are principals of Highbridge Capital Management, which serves as investment advisor to Highbridge International LLC. Mr. Dubin and Mr. Swieca share voting and dispositive power over the shares held by Highbridge International LLC. Highbridge International LLC is an affiliate of Highbridge Capital Corp., a registered broker-dealer. Highbridge International LLC has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon payment of the make-whole payment.

(20)    Goldman Sachs & Co. is a registered broker-dealer. Goldman Sachs & Co. has represented to us that they did not receive the notes held by them as compensation for underwriting activities.

(21)    Alexandra Investment Management, LLC, a Delaware limited liability company, or Alexandra, serves as investment adviser to Alexandria Global Master Fund Ltd. By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares stated as beneficially owned by Alexandria Global Master Fund Ltd. Alexandra disclaims beneficial ownership of such shares. Messrs. Mikhail A. Filimonov, or Filimonov, and Dimitri Sogoloff, or Sogoloff, are managing members of Alexandra. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power or investment control over the shares stated as beneficially owned by Alexandria Global Master Fund Ltd. Filimonov and Sogoloff disclaim beneficial ownership of such shares.

(22)    Mark Kingdon has sole voting and dispositive power over the shares held by M. Kingdon Offshore NV, Kingdon Associates, Kingdon Family and Kingdon Partners.

(23)    UBS AG London f/b/o HFS is an affiliate of UBS Securities LLC, a registered broker-dealer. UBS AG London f/b/o HFS has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them of the common stock issuable upon payment of the make-whole payment.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, automated interdealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the securities using one or more, or a combination of the following methods:

•                  on The Nasdaq Global Market (or any other exchange or automated quotation system on which the shares may be listed);

•                  on the over-the-counter market;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•                  through one or more underwritten offerings on a firm commitment or best efforts basis;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions, or loan or pledge shares of our common stock to broker-dealers that may in turn sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders. These rules may limit the timing of purchases and sales of the shares by such selling stockholders.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered under this prospectus will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.  The SEC allows us to “incorporate by reference” into this prospectus the information in documents we have filed or will file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

•                  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, which was filed on March 7, 2006;

•                  The amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 10, 2006;

•                  Our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2006 and June 30, 2006, which were filed on May 5, 2006 and August 7, 2006;

•                  Our Current Reports on Form 8-K, which were filed on January 26, 2006, February 9, 2006, March 1, 2006, March 10, 2006, March 17, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 30, 2006, April 20, 2006, April 26, 2006, May 22, 2006, June 7, 2006, July 21, 2006 and July 24, 2006;

•                  The description of our common stock set forth in our registration statement on Form 8A, which was filed on November 27, 1991, including any amendment or reports filed for the purpose of updating this information; and

•                  The description of the rights to purchase Series A Junior Participating Preferred Stock set forth in our current report on Form 8-K, which was filed on June 18, 2002, as amended as set forth in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which was filed on March 31, 2003.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

(858) 552-2200 ext. 7299

Attention: Investor Relations

In addition, copies of our filings are available through our internet website at http://www.amylin.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus.  This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement.  The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office referred to above.  Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document.  If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II

Information not required in prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).  All amounts set forth below, other than the registration fee, are estimated.

Amount to be paid
Securities and Exchange Commission registration fee	$869
Legal fees and charges	25,000
Accounting fees and expenses	15,000
Miscellaneous	9,131
Total	$50,000

Item 15.  Indemnification of Directors and Officers

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                  for any breach of the duty of loyalty to us or to our stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•                  for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law.  In addition, our amended and restated bylaws provide that:

•                  we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•                  we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

•                  we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•                  the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and certain officers.  These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of us, arising out of the person’s services as a director or officer of us, any subsidiary of us or any other company or enterprise to which the person provides services at our request.  We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16.  Exhibits

Exhibit Number	Description of document
4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Second Amended and Restated Bylaws. (3)
4.4	Specimen Common Stock Certificate. (1)
4.5	Certificate of Designation of Series A Junior Participating Preferred Stock. (4)
4.6	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (4)
4.7	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (5)
4.8	Form of Rights Certificate. (4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.

(1)                      Filed as an exhibit to our Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)                      Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)                      Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(4)                      Filed as an exhibit to our Current Report on Form 8-K dated June 18, 2002, or amendments thereto and incorporated herein by reference.

(5)                      Filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 24, 2006.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Ginger L. Graham
Ginger L. Graham
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ginger L. Graham, Mark G. Foletta and Lloyd A. Rowland, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signatures	Title	Date

/s/ GINGER L. GRAHAM	Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2006
Ginger L. Graham

/s/ MARK G. FOLETTA	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2006
Mark G. Foletta

/s/ JOSEPH C. COOK, JR.	Chairman of the Board	August 24, 2006
Joseph C. Cook, Jr.

/s/ STEVEN R. ALTMAN	Director	August 24, 2006
Steven R. Altman

/s/ DANIEL M. BRADBURY	President, Chief Operating Officer and Director	August 24, 2006
Daniel M. Bradbury

/s/ VAUGHN D. BRYSON	Director	August 24, 2006
Vaughn D. Bryson

/s/ KARIN EASTHAM	Director	August 24, 2006
Karin Eastham

Signatures	Title	Date

/s/ JAMES. R. GAVIN III, M.D., PH.D.	Director	August 24, 2006
James R. Gavin III, M.D., Ph.D.

/s/ HOWARD E. GREENE, JR.	Director	August 24, 2006
Howard E. Greene, Jr.

/s/ JAY S. SKYLER, M.D.	Director	August 24, 2006
Jay S. Skyler, M.D.

/s/ JOSEPH P. SULLIVAN	Director	August 24, 2006
Joseph P. Sullivan

/s/ THOMAS R. TESTMAN	Director	August 24, 2006
Thomas R. Testman

/s/ JAMES N. WILSON	Director	August 24, 2006
James N. Wilson